Exhibit 99.1

News Release	News Release
MAGNUM HUNTER RESOURCES ANNOUNCES ADDITIONAL
EXPANSION TO SENIOR BANK CREDIT FACILITY
Borrowing Base Increased to $230 Million
FOR IMMEDIATE RELEASE — Houston — (Market Wire) — August 15, 2011 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE Amex: MHR-PrC) (NYSE Amex: MHR-PrD) (the “Company” or “Magnum Hunter”) announced today that it has entered into an amendment under its $250 million senior secured revolving credit facility (“the Bank Facility”) to increase the borrowing base (the “Borrowing Base”). The Company’s Borrowing Base is increasing via two tranches. Today, the Borrowing Base has been increased from $170 million to $187.5 million. Upon the completion of the recently announced acquisition (Press Release dated August 5, 2011) of certain North Dakota properties (the “North Dakota Acquisition”), the Borrowing Base will increase again to $230 million (the “New Borrowing Base”). Closing of this transaction will be on or before August 18, 2011. The 35% increase in Magnum Hunter’s Borrowing Base is a reflection of the addition of proved reserves from the Company’s ongoing drilling programs in its core resource regions and the addition of approximately 2.5 mmboe of proved reserves associated with approximately 7,500 net acres located in the Williston Basin of North Dakota.
The amendment to the revolving credit facility agreement will be filed with the Securities and Exchange Commission in due course. The Bank Facility is governed by a semi-annual borrowing base redetermination derived from the Company’s total proved crude oil and natural gas reserves.
Today, the Company had $159 million of outstanding indebtedness under its existing bank credit facility which with available cash, provides for approximately $33 million of current liquidity. The Company expects its liquidity position to be further enhanced upon the completion of the North Dakota Acquisition and upon the closing of a new non-recourse loan financing facility for its Eureka Hunter Pipeline (the “Eureka Finance Facility”). The Company has expended approximately $20 million on its Eureka Hunter Pipeline since June 30, 2011, accounting for the majority of the increase in the Company’s outstanding indebtedness since that date. The Company expects to receive substantially all of the capital expended since the end of the second quarter as well as funding for the ongoing capital expenditures for Eureka Hunter through the new Eureka Finance Facility. As a result, the Company expects liquidity to exceed $50 million upon completion of these transactions, all of which are anticipated this week.

Bank of Montreal serves as the “Administrative Agent” under the facility, with Capital One, N.A. serving as the “Syndication Agent”, and Amegy Bank National Association, KeyBank National Association and UBS Securities LLC serving as “Documentation Agents”. BMO Capital Markets serves as “Lead Arranger” and “Sole Bookrunner”. Participating banks include Citibank, N.A., Credit Suisse AG, Deutsche Bank Trust Company Americas, Goldman Sachs Bank USA and Union Bank, N.A.
Management Comments
Mr. Gary C. Evans, Chairman of the Board and Chief Executive Officer, commented, “Since the beginning of this year, our Company’s availability under our Bank Facility has increased four times from $71.5 million at December 31, 2010 to $230 million this week which reflects a 322% increase in just eight months. This is due to the rapid additions in our proved reserves and associated daily production. We are now in direct control as operator of over 75% of our annual capital budget program. With these new financings along with our ever increasing cash flow, management anticipates ample liquidity to fund our capital needs well into fiscal year 2012.”
About Magnum Hunter Resources Corporation
Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of oil and natural gas, primarily in the states of West Virginia, Kentucky, Ohio, Texas, and North Dakota and in Saskatchewan, Canada. The Company is presently active in three of the most prolific shale resource plays in North America, namely the Marcellus Shale, Eagle Ford Shale and Williston Basin/Bakken Shale.
For more information, please view our website at www.magnumhunterresources.com
Forward-Looking Statements
The statements and information contained in this press release that are not statements of historical fact, including all estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among other, the following: adverse economic conditions in the United States and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting, and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques and tertiary recovery methods; the number of well locations to be drilled, the cost to drill, and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Readers are cautioned not to place undue reliance on forward-looking statements, contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, including estimates, whether as a result of new information, future events, or otherwise. We urge readers to review and consider disclosures we make in our public filings made from time to time with the Securities and Exchange Commission that discuss factors germane to our business, including our Annual Report on Form 10-K, as amended for the year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for the quarters ending March 31, 2011 and June 30, 2011..All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Magnum Hunter Contact:	M. Bradley Davis Senior Vice President of Capital Markets bdavis@magnumhunterresources.com (832) 203-4545